                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our reports dated March 31, 1999, March 12, 1999, March 12, 1999, and December 30, 1998, on our audits of the financial statements and financial statement schedule of City Truck Holdings, Inc, Stone Heavy Duty, Inc, Associated Brake Supply, Inc. and Truck and Trailer, Inc., respectively. We also consent to the references to our firm under the caption "Independent Accountants" and "Selected Historical Financial and Operating Data".



PricewaterhouseCoopers LLP
Chicago, IL

April 8, 1999